    EXHIBIT 99.2

Investor Update as of August 1, 2024

The third quarter and full year 2024 estimates provided below are based on the current estimates of Spirit Airlines, Inc. ("Spirit" or the "Company") and are not a guarantee of future performance. There are significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in the Company's reports on file with the Securities and Exchange Commission. Spirit undertakes no duty to update any forward-looking statements or estimates.

The Company estimates its total revenue for the third quarter will range between $1,155 and $1,175 million. Significant industry capacity increases together with ancillary pricing changes in the competitive environment are making it difficult to drive increased yields. In addition, the Company has eliminated charging for change and cancellation fees which is expected to be a headwind to revenue per passenger segment on a year over year basis for at least the remainder of 2024.

As the Company executes on its transformation strategy, including the addition of premium leisure selections, it anticipates that over time it will be able to drive improvement in total revenue per segment.

On July 19, 2024, the Company canceled 470 flights as a result of the Crowdstrike IT outage.
The Company estimates the negative impact to third quarter operating income related to this operational disruption was $7.2 million, primarily due to lost revenue.

Based on the estimated number of cumulative days aircraft will be unavailable for operational service due to PW100G-JM geared turbo fan engine availability issues (“AOG”) during the third quarter 2024, the Company estimates it will earn credits of approximately $25.7 million and recognize approximately $8.6 million in its condensed consolidated statement of operations for the third quarter 2024.

Third quarter Adjusted Operating margin is estimated to range between negative 29.0 percent and negative 26.0 percent, which includes only the $8.6 million estimated AOG credits to be recognized in the condensed consolidated statement of operations for the third quarter 2024. Adjusting for the difference between AOG credits estimated to be earned and the estimated
AOG credit to be recognized through earnings, Adjusted operating margin adjusted for AOG credits for the third quarter 2024 is estimated to range between negative 27.5 percent to negative 24.5 percent.

The Company estimates it will end the year 2024 with over $1.0 billion of liquidity, including unrestricted cash and cash equivalents, short-term investment securities, liquidity available under its revolving credit facility and additional liquidity initiatives, assuming that we are able to close those initiatives that are currently in process.

3Q24E
Total revenues ($millions)	$1,155 to $1,175
Adjusted Operating income (loss), non-GAAP ($millions)(1)	$(335) to $(305)
Adjusted Operating margin (%)(1)	(29.0)% to (26.0)%
Add: Adj. for AOG credit ($millions)	$17.1
Adj. Operating income (loss) adj. for AOG credits, non-GAAP ($millions)(2)	$(318) to $(288)
Adj. Operating margin adj. for AOG credits(2)	(27.5)% to (24.5)%
Fuel cost per gallon ($)(3)	$2.65
Fuel gallons (millions)	145
Total other (income) expense ($millions)(4)	$40.6
Tax rate for adjusted income(5)	22.6%
Weighted average diluted share count (millions)	109.5

Capital expenditures ($millions)	Full Year 2024E
Pre-delivery deposits (refunds), net (6)	$(175)
Purchase of property and equipment	155
Total capital expenditures ($millions)(7)	$(20)

	3Q24E	FY24E
Available seat miles % change vs. 2023	(0.3)%	flat to down low-single digits

Footnotes
(1)Excludes special items, which may include loss on disposal of assets, special charges and credits and other items which are not estimable at this time.
(2)Excludes special items and adjusts for the difference between the AOG credits estimated to be received related to the AOG aircraft in the third quarter 2024 and the AOG credits estimated to be recognized in the Company’s operating statement for the third quarter 2024.
(3)Includes fuel taxes and into-plane fuel cost.
(4)Includes interest expense, capitalized interest, interest income and other income and expense.
(5)Based on the Company’s statutory tax rate.
(6)Excludes the impact of the July 30, 2024 Direct Lease and Pre-Delivery Payment transaction subject to evaluation of accounting presentation.
(7)Total capital expenditures assumes all new aircraft deliveries are either delivered under direct leases or financed through sale-leaseback transactions.

Forward Looking Statements
Forward-Looking Statements in this investor update and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, guidance for 2024 and statements regarding the Company's intentions and expectations regarding revenues, cash levels, capacity and passenger demand, additional financing, capital spending, operating costs and expenses, pre-tax income, pre-tax margin, taxes, hiring and furloughs, aircraft deliveries and stakeholders, negotiations and settlement with Pratt & Whitney regarding neo engine availability issues, resolving outstanding indebtedness, vendors and government support. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors include, among others, results of operations and financial condition, the competitive environment in our industry, our ability to keep costs low and the impact of worldwide economic conditions, including the impact of economic cycles or downturns on customer travel behavior and other factors, as described in the Company’s filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as supplemented in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024. Furthermore, such forward-looking statements speak only as of the date of this investor update. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Non-GAAP Financial Measures
The Company evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (“GAAP”) and non-GAAP financial measures, including Adjusted operating income (loss) and Adjusted operating margin. These non-GAAP financial measures are provided as supplemental information to the financial information presented in this investor update that is calculated and presented in accordance with GAAP and these non-GAAP financial measures are presented because management believes that they supplement or enhance management’s, analysts’ and investors’ overall understanding of the Company’s underlying financial performance and trends and facilitate comparisons among current, past and future periods.
Adjusted operating expenses and adjusted operating margin are non-GAAP financial measures, which are provided on a forward-looking basis. The Company does not provide a reconciliation of non-GAAP measures on a forward-looking basis where the Company believes such reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items included in/excluded from the GAAP financial measures without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company’s control or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. Investors are encouraged to read this investor update in conjunction with the Company's Earnings Release which provides additional information about the Company's non-GAAP financial measures and is included along with this investor update in the Current Report on Form 8-K furnished to the U.S. Securities and Exchange Commission. The Earnings Release is also available at https://ir.spirit.com.

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